Exhibit 10.2

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Ninth Amendment"), made and entered into as of the 15th day of February, 2007, by and among SMF Energy Corporation, a Delaware corporation (hereinafter referred to as "SMF"), successor by merger to Streicher Mobile Fueling, Inc., a Florida corporation, SMF Services, Inc., a Delaware corporation (hereinafter referred to as "SSI"), H & W Petroleum Company, Inc., a Texas corporation (hereinafter referred to as "H & W" and, collectively with SMF and SSI, as "Borrower") and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (hereinafter referred to as "Lender").

RECITALS:

A.    On September 26, 2002, Streicher Mobile Fueling, Inc. ("STR") and Lender entered into a Loan and Security Agreement (the "Loan Agreement"), which, among other things, established a revolving line of credit (the "Revolving Loans") by Lender in favor of STR.

B.    STR and Lender executed a Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2003 (the "First Amendment"), which, among other things, consented to certain subordinated debt of STR and modified certain defined terms in the Loan Agreement.

C.    STR and Lender executed a Second Amendment to Loan and Security Agreement dated as of August 29, 2003 (the "Second Amendment"), which, among other things, (1) permitted STR to incur certain additional secured Indebtedness, and (2) released Lender's security interest in the patents (including the related trade names utilized in such patents) constituting a portion of the Collateral, subject to the terms and conditions stated therein.

D.    STR and Lender executed a Third Amendment to Loan and Security Agreement dated as of August 30, 2003 (the "Third Amendment"), which, among other things, modified certain terms of the Loan Agreement in order to reflect that the amount of the additional secured Indebtedness contemplated by the Second Amendment exceeded the actual amount thereof.

E.    STR, SSI and Lender executed a Fourth Amendment to Loan and Security Agreement dated as of February 18, 2005 (the "Fourth Amendment"), which, among other things, added SSI as an additional borrower under the Revolving Loans, extended the term of the Loan Agreement, and modified the applicable Interest Rate, the unused line fee and certain covenants of the Loan Agreement.

F.    STR, SSI, H & W and Lender executed a Fifth Amendment to Loan and Security Agreement dated as of October 1, 2005 (the "Fifth Amendment"), which, among other things, added H & W as an additional borrower under the Revolving Loans, extended the term of the Loan Agreement, increased the Maximum Credit amount for the Revolving Loans, added certain inventory to the Borrowing Base, decreased the applicable Interest Rate, and modified certain covenants and other terms of the Loan Agreement.

G.    STR, SSI, H & W and Lender executed a Sixth Amendment to Loan and Security Agreement effective as of March 31, 2006 (the "Sixth Amendment"), which, among other things, (1) added (a) an Interest Rate option based on the London interbank offered rate and (b) certain leased Vehicles and Equipment to the Excluded Assets from the Collateral, and (2) amended the capital expenditures covenant of the Loan Agreement.

H.    STR, SSI, H & W and Lender executed a Seventh Amendment to Loan and Security Agreement dated as of September 26, 2006 (the "Seventh Amendment"), which, among other things, amended Sections 1.4 and 9.10 of the Loan Agreement limiting Borrower's loans and advances to other persons and increasing the amount of the Maximum Credit for Revolving Loans.

I.    On February 14, 2007, STR merged with and into SMF, and, contemporaneously therewith, Borrower and Lender executed an Assumption Agreement and Eighth Amendment to Loan and Security Agreement, dated as of February 14, 2007 (the "Eighth Amendment"), pursuant to which, among other things, SMF assumed all of STR's obligations as a Borrower under the Loan Agreement and the other Financing Agreements (as defined in the Loan Agreement) to which STR is a party.

J.    Borrower and Lender desire to amend the Loan Agreement to, among other things, extend the maturity date of the Loan Agreement from September 25, 2007 to June 30, 2008 and modify certain financial covenants, and Lender is agreeable to same, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, it is agreed as follows:

1.    The statements in the foregoing Recitals are true and correct and are incorporated herein as if set forth in full.

2.    Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Loan Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment; all references hereinafter made to the Loan Agreement shall include the modifications thereto effectuated pursuant to the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment.

3.    Borrower confirms and acknowledges that the principal balance of Revolving Loans outstanding under the Loan Agreement as of the close of business on February 9, 2007 was $10,114,321, which amount, together with all accrued interest, fees and other charges under the Loan Agreement are due and payable without any defense, set-off or counterclaim.

4.    The Loan Agreement is hereby modified as follows (all references to Sections and Subsections being the applicable Sections and Subsections of the Loan Agreement):

(a)	In Section 12.1, the "Renewal Date" in subsection (a) is extended, from the date that is five (5) years from the date of the Loan Agreement, to June 30, 2008.

5.    In addition, the Loan Agreement is hereby modified as follows (all references to Sections and Subsections being the applicable Sections and Subsections of the Loan Agreement):

(a)	The definition of "Information Certificate" contained in Section 1.34 of the Loan Agreement is amended and restated in its entirety to read as follows:

1.34 "Information Certificate" shall mean the Information Certificate of SMF Energy Corporation (or its predecessor in interest, Streicher Mobile Fueling, Inc.) dated August 30, 2002 (revised September 26, 2002) and delivered to Lender, the Information Certificate of SMF Services, Inc. dated on or about February 18, 2005 and delivered to Lender and the Information Certificate of H & W Petroleum Company, Inc. dated on or about October 5, 2005 and delivered to Lender, in each case, containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with this Agreement and the other Financing Agreements and the financing arrangements provided for herein, and in each case, as each such Information Certificates has been updated and delivered to Lender prior to February 15, 2007, and as each such Information Certificate may be updated after February 15, 2007 from time to time and as the same may be approved in writing by Lender.

(b)	Subclause (i) in the proviso contained in Section 9.9(f) is amended and restated in its entirety to read as follows:

(i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness, as in effect on the date hereof, and in accordance with any subordination agreement (if any) applicable to such Indebtedness,

(c)	Sections 9.21 and 9.22 are amended and restated in their entireties to read as follows:

9.21 Fixed Charge Coverage Ratio. Borrower shall not, as of any month end in which the Average Excess Availability is less than the amount set forth below and corresponding to such month, or as of the end of any month during which an Event of Default occurs or exists, on a cumulative basis for the applicable fiscal year, permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than 1.0 to 1.0.

Month	Average Excess Availability
February, 2007	$1,500,000
March, 2007	$1,500,000
April, 2007	$1,500,000
May, 2007	$1,500,000
June, 2007 and each	$2,500,000
month thereafter

9.22 Excess Availability. Borrower shall maintain Excess Availability as determined by Lender in an amount not less than: (a) at all times during the period beginning on February 15, 2007 and ending on July 15, 2007, $750,000, and (b) at all times on and after July 16, 2007, $2,000,000.

6.    Each and every reference to the Loan Agreement in the other Financing Agreements shall be deemed to refer to the Loan Agreement, as modified by this Ninth Amendment.

7.    Reference is made to that certain Subordination Agreement dated January 21, 2003, by and among Active Investors III and C. Rodney O'Connor, Lender, as successor by merger to Congress Financial Corporation (Florida), and SMF, as successor by merger to Streicher Mobile Fueling, Inc. (the "Subordination Agreement") and to each of the other agreements, instruments or documents executed in connection therewith or which incorporate the terms thereof by reference thereto (collectively, the "Other Agreements"). Lender acknowledges that, notwithstanding provisions in the Subordination Agreement and the Other Agreements prohibiting principal payments on the Subordinated Debt (as defined in the Subordination Agreement), Lender has consented to each principal payment made by Borrower and disclosed to Lender prior to the date hereof in respect of the Subordinated Debt. Lender agrees that, notwithstanding anything to the contrary contained in the Subordination Agreement or the Other Agreements, Lender consents to one or more principal payments to be made by Borrower on or prior to February 28, 2007 in respect of such Subordinated Debt, in the amounts and at the times specified in the Subordinated Debt documents as in effect on the date hereof, so long as no Default or Event of Default exists under the Loan Agreement on the date of any such payment or would exist as a result of any such payment, and Borrower agrees that, based upon such consent, Borrower is authorized to make such principal payments notwithstanding prohibitions on such payments contained in the Subordination Agreement and the Other Agreements.

8.    The effectiveness of the amendments contained in Section 4 and Section 5 of this Ninth Amendment is subject to satisfactory compliance with conditions precedent requiring that Lender shall have received:

(a)
all requisite corporate action and proceedings in connection with this Ninth Amendment and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender or its counsel may have requested in connection therewith, such documents, where requested to be certified by appropriate corporate officers or governmental authorities;

(b)	copies of such current certified good standing, organizational and authorizing documents for SMF as Lender may reasonably request in connection with this Ninth Amendment; and

(c)	such additional documents, instruments and agreements as are required hereunder as well as those which Lender or its counsel may reasonably request.

9.    As partial consideration for Lender's agreement to amend the Loan Agreement as provided above, Lender has fully earned a nonrefundable facility fee in the amount of forty-five thousand dollars ($45,000), which shall be paid to Lender simultaneously with the execution of this Ninth Amendment and upon the effectiveness thereof, irrespective of any actual further funding under the Revolving Loans.

10.    Borrower represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Loan Agreement and all related loan documentation are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof, other than representations and warranties made as of a specific date which shall be deemed made as of such date) and with respect to this Ninth Amendment and the related documentation referenced herein, and that no Default or Event of Default shall have occurred and be continuing. Specifically, (a) SMF represents and warrants that its Certificate of Incorporation and Bylaws, certified on February 14, 2007, were not amended on or subsequent to their aforesaid certification date, (b) SSI represents and warrants that its Certificate of Incorporation and Bylaws, certified on February 18, 2005, were not amended on or subsequent to their aforesaid certification date, and (c) H & W represents and warrants that its Articles of Incorporation and Bylaws, certified on October 1, 2005, were not amended on nor subsequent to their aforesaid certification date.

11.    Borrower acknowledges and confirms that all Collateral furnished in connection with the Loan Agreement, except patents, continue to secure the Obligations and indebtedness thereunder, as hereby modified.

12.    Borrower hereby releases and forever discharges Lender and each and every one of its directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present (hereinafter collectively referred to as the "Lender Releasees"), of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, liquidated or unliquidated, contingent or fixed, determined or undetermined, at law or in equity, which Borrower, had, now has, or may have against the Lender Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever to the date of this Ninth Amendment, whether arising out of, related to or pertaining to the Obligations, the Financing Agreements, or otherwise, including, without limitation, the negotiation, closing, administration, and funding of the Obligations or the Financing Agreements. Borrower acknowledges that this provision is a material inducement for Lender entering into this Ninth Amendment and this provision shall survive payment in full of all Obligations and termination of all Financing Agreements.

13.    Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Ninth Amendment, including, without limitation, the reasonable fees and expenses of special counsel for Lender. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Loan Agreement, as hereby amended, and all related documents, instruments and agreements.

14.    Except as expressly modified herein, all terms and provisions of the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Loan Agreement, shall remain unchanged and in full force and effect; provided, however, in the event of any inconsistency, incongruity or conflict between the terms of the Loan Agreement and the terms of this Ninth Amendment, the terms of this Ninth Amendment shall govern and control. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein. Neither this Ninth Amendment nor any earlier waiver or amendment of the Loan Agreement will constitute a novation or have the effect of discharging any liability or obligation evidenced by the Agreement or any related document. This Ninth Amendment shall not be deemed to prejudice any rights or remedies which Lender may now have or may have in the future under or in connection with the Loan Agreement or the Financing Agreements or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified. This Ninth Amendment is part of the Loan Agreement and constitutes a Financing Agreement thereunder.

15.    All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

16.    This Ninth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

17.    This Ninth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to its conflict of law principles.

18.    LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NINTH AMENDMENT OR THE LOAN AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS NINTH AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment the day and year first above written.

BORROWER:

SMF ENERGY CORPORATION, a Delaware corporation, successor by merger to STREICHER MOBILE FUELING, INC., a Florida corporation

By:	/s/ Richard E. Gathright
Name:	Richard E. Gathright
Title:	President and Chief Executive Officer

SMF SERVICES, INC., a Delaware corporation

By:	/s/ Richard E. Gathright
Name:	Richard E. Gathright
Title:	President and Chief Executive Officer

H & W PETROLEUM COMPANY, INC., a Texas corporation

By:	/s/ Richard E. Gathright
Name:	Richard E. Gathright
Title:	Chief Executive Officer

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to CONGRESS FINANCIAL CORPORATION (FLORIDA)

By:	/s/ Pat Cloninger
Name:	Pat Cloninger
Title:	Director

JOINDER

The undersigned: (1) acknowledges and confirms that Lender's loans, advances and credit to Borrower have been, are and will continue to be of direct economic benefit to the undersigned, (2) acknowledges that it has previously waived any right to consent to the foregoing or any future amendment to the Agreement but, nevertheless, consents to all terms and provisions of the foregoing Ninth Amendment which are applicable to it, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that its guarantee in favor of Lender executed in connection with the Agreement is valid and binding and remains in full force and effect in accordance with its terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, its guarantee in connection with the Agreement, as modified by the Ninth Amendment.

GUARANTOR:

STREICHER REALTY, INC., a Florida corporation

By:	/s/ Richard E. Gathright
Name:	Richard E. Gathright
Title:	President and Chief Executive Officer